FOR IMMEDIATE RELEASE	Wednesday, May 1, 2019

Gannett Reports First Quarter Results
Digital Revenues Reach 37% of Total Revenues
Digital Advertising and Marketing Services Revenues Reach 49% of Total Advertising
and Marketing Services Revenues

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported first quarter 2019 financial results for the period ended March 31, 2019.

"We had a solid start to 2019, with better than expected results across print advertising and circulation revenues as well as improved Adjusted EBITDA in the first quarter," said Robert J. Dickey, president and chief executive officer. "We also experienced robust new client acquisition in March and April that we believe will contribute to improved digital advertising and marketing services revenues in future quarters. Importantly, we are continuing to make progress on transitioning to a digitally-led product and revenue model, which we are confident will enhance growth and drive shareholder value."

"We were pleased with our cost performance this quarter as our ongoing initiatives to enhance productivity and efficiency enabled us to reduce same store operating expenses 10% year-over-year," said Ali Engel, senior vice president and chief financial officer. "We are focused on continuing to make strategic investments to support our digital transformation, while closely managing our expense base to maintain profitability amid current print revenue trends."

First Quarter 2019 Consolidated Results(1)

•	Operating revenues were $663.4 million, compared to $723.0 million in the first quarter of 2018.

•	Unfavorable changes in foreign currency exchange rates reduced revenues by $6.0 million.

•	Same store operating revenues declined 9.0% year-over-year; adjusted for the day trades(2), the decline would have been 9.9%

•	Total digital revenues reached $245.8 million, or approximately 37% of total revenue.

•	Total digital advertising and marketing services revenues totaled $179.0 million, or 49% of total advertising revenues.

•	GAAP net loss was $11.9 million, including $17.4 million of after-tax restructuring, asset impairment charges, and other costs.

•	Adjusted EBITDA(3) increased 15% year-over-year to $63.3 million, representing a 9.5% margin compared to 7.6% in the first quarter of 2018.

First Quarter 2019 Publishing Segment

•
Publishing segment operating revenues were $579.2 million compared to $638.7 million in the first quarter of 2018. On a same store basis, segment revenues declined 9.1%; adjusted for the day trades, the decline would have been 10.1%.

•	Same store print advertising revenues declined 17.4% year-over-year, or adjusted for day trades, 19.3%, consistent with the fourth quarter trend.

•	Digital advertising and marketing services revenues of $96.4 million fell 5.2%, on a same store basis, compared to the prior year quarter.

◦	Digital marketing services revenues of $18.4 million rose 6.2%, on a same store basis, driven by higher average revenue per client.

◦	Digital media advertising revenues of $61.1 million fell 5.4%, on a same store basis, due to weakness in local display more than offsetting continued strong national growth.

◦	Digital classified advertising revenues of $16.9 million fell 14.6%, on a same store basis, reflecting expected weakness across all categories.

•	Same store circulation revenues fell 5.2% from the prior year quarter; adjusted for the day trades, the decline would have been 5.9%.

•	Digital-only subscriber volumes grew 39% year-over-year and now total approximately 538,000.

•	Publishing segment Adjusted EBITDA was $81.4 million compared to $77.8 million in the prior year quarter.

First Quarter 2019 ReachLocal Segment

•
ReachLocal segment revenues were $97.2 million, up 1% year-over-year, reflecting the addition of WordStream as well as the divestiture of certain international operations. On a same store basis, ReachLocal segment revenues fell 6.0% due to lower client counts.

•	Adjusted EBITDA was $7.6 million, up 23% year-over-year and represented a 7.9% margin compared to 6.4% in the first quarter of 2018. The increase in profitability reflects the addition of WordStream.

First Quarter 2019 Cash Flow

•	Net cash flow from operating activities was approximately $37.5 million compared to $65.2 million in the prior year quarter.

•
We implemented the new lease accounting standard, ASC 842, on January 1, 2019. As a result of adopting this guidance, we recorded a net right of use asset for operating leases of approximately $268.9 million and a lease liability of approximately $317.4 million. As part of this implementation, we also recorded a tax effected retained earnings adjustment of $13.4 million.

•	Capital expenditures were $12.6 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.3 million; there were no share repurchases.

•	As of the end of the first quarter, the company had a cash balance of $89.4 million, $130.0 million drawn on its revolver, and $170.5 million in convertible notes(4), or net debt of $211.1 million.

Outlook

For 2019, the company reiterates the following:

•	Consolidated revenues of $2.74-2.81 billion.

•	Consolidated Adjusted EBITDA outlook of $285-295 million, including roughly $8 million of one-time costs associated with the CEO transition.

•	Capital expenditures of $50-60 million, excluding real estate projects.

•	Depreciation and amortization of $150-160 million, excluding accelerated depreciation related to facility consolidations.

•	The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be between $20-25 million as compared to a credit of $5 million in 2018.

•	A non-GAAP effective tax rate of 28-30%.(3)

1 Beginning in the second quarter of 2018, we realigned the presentation of web presence and software-as-a-service revenues from other revenues to advertising and marketing services revenues on the Consolidated statements of income (loss). As a result of this updated presentation, advertising and marketing services revenues increased and other revenues decreased $10.8 million for the three months ended March 31, 2018. Operating revenues, net income, retained earnings, and earnings per share remained unchanged.

[2]
Q1 2019 had one more Sunday and one less Monday ("day trades") as compared to Q1 2018, which impacts print advertising and circulation revenues as Sunday is the largest advertising and circulation day of the week.

[3]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

[4]
The total aggregate principal related to our offering of convertible notes was $201.3 million. At issuance, this principal value was bifurcated into liability and equity components totaling $171.1 million and $30.2 million, respectively. The carrying value of the liability component as of March 31, 2019 is $170.5 million.

* * * *

Conference Call Information

The company will hold a conference call at 10:00 a.m. ET today to discuss its first quarter results. The call can be accessed via a live webcast through the company's investor site, http://investors.gannett.com/, or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 6590147. A conference call replay will be available through May 30, 2019. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	Our ability to achieve our strategic transformation;

•	Potential disruption due to the reorganization of our sales force;

•	An accelerated decline in general print readership and/or advertiser patterns as a result of changing consumer preferences, competitive alternative media, or other factors;

•	An inability to adapt to technological changes or grow our digital businesses;

•
Risks associated with the operation of an increasingly digital business, such as rapid technological changes, challenges associated with new delivery platforms, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	Competitive pressures in the markets in which we operate;

•	Macroeconomic trends and conditions;

•	Increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•
Risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	Our ability to protect our intellectual property or defend successfully against infringement claims;

•	Our ability to attract and retain talent;

•	Labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	Potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•
Risks and uncertainties related to strategic acquisitions or investments, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
Risks and uncertainties related to MNG Enterprises, Inc.'s unsolicited proposal to acquire the company and related nomination of three candidates for election to the company's board of directors, which could, among other matters, cause us to incur significant expense and impact the trading value of our securities;

•	Variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•	Risks associated with our underfunded pension plans;

•
Adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
Volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	Risks to our liquidity related to the redemption, conversion and similar features of our convertible notes;

•	Political, economic, and market uncertainty resulting from the pending withdrawal of the U.K. from the European Union; and

•	Other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2018. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	VP, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME (LOSS) Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended
	March 31, 2019	March 31, 2018

Operating revenues:
Advertising and marketing services	$365,235	$410,312
Circulation	252,727	266,586
Other	45,463	46,053
Total operating revenues	663,425	722,951

Operating expenses:
Cost of sales	411,164	456,984
Selling, general and administrative expenses	200,102	212,999
Depreciation and amortization	37,045	40,252
Restructuring costs	20,959	9,299
Asset impairment charges	529	3,756
Total operating expenses	669,799	723,290
Operating loss	(6,374)	(339)

Non-operating income (expense):
Interest expense	(6,965)	(4,478)
Other non-operating items, net	(2,148)	4,311
Non-operating expense	(9,113)	(167)

Loss before income taxes	(15,487)	(506)
Benefit for income taxes	(3,582)	(129)
Net loss	$(11,905)	$(377)

Loss per share - basic	$(0.10)	$(0.00)
Loss per share - diluted	$(0.10)	$(0.00)

Weighted average number of common shares outstanding:
Basic	114,448	112,756
Diluted	114,448	112,756

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended
	March 31, 2019	March 31, 2018

Operating revenues:
Publishing	$579,167	$638,660
ReachLocal	97,181	96,488
Corporate and Other	1,603	1,976
Intersegment eliminations	(14,526)	(14,173)
Total	$663,425	$722,951

Adjusted EBITDA:
Publishing	$81,383	$77,758
ReachLocal	7,631	6,209
Corporate and Other	(25,688)	(28,899)
Total	$63,326	$55,068

Depreciation and amortization:
Publishing	$19,739	$26,289
ReachLocal	12,932	8,513
Corporate and Other	4,374	5,450
Total	$37,045	$40,252

Capital expenditures:
Publishing	$3,474	$4,109
ReachLocal	5,045	3,508
Corporate and Other	4,064	5,931
Total	$12,583	$13,548

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	March 31, 2019	March 31, 2018	% Change

Reported total revenue	$663,425	$722,951	(8.2%)
Acquired revenues	(18,304)	—	***
Currency impact	5,959	—	***
Day-adjusted	(6,355)	—	***
Exited operations	—	(7,666)	(100.0%)
Same store revenue	$644,725	$715,285	(9.9%)

Reported advertising and marketing services revenue	$365,235	$410,312	(11.0%)
Acquired revenues	(17,103)	—	***
Currency impact	4,338	—	***
Day-adjusted	(4,385)	—	***
Exited operations	—	(7,666)	(100.0%)
Same store advertising and marketing services revenue	$348,085	$402,646	(13.6%)

Reported circulation revenue	$252,727	$266,586	(5.2%)
Acquired revenues	(1,130)	—	***
Currency impact	1,229	—	***
Day-adjusted	(1,970)	—	***
Same store circulation revenue	$250,856	$266,586	(5.9%)

*** Indicates an absolute value percentage change greater than 100.

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	March 31, 2019	March 31, 2018	% Change

Publishing revenue detail
Print advertising:
Local	$82,004	$99,630	(17.7%)
Classified	63,714	78,400	(18.7%)
National	40,474	47,796	(15.3%)
Total print advertising	186,192	225,826	(17.6%)
Digital advertising and marketing services:
Digital media	61,123	64,819	(5.7%)
Digital classified	16,880	19,982	(15.5%)
Digital marketing services	18,385	17,370	5.8%
Total digital advertising and marketing services	96,388	102,171	(5.7%)
Total advertising and marketing services	282,580	327,997	(13.8%)

Circulation	252,727	266,586	(5.2%)

Other	43,860	44,077	(0.5%)

Total Publishing revenue	$579,167	$638,660	(9.3%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) asset impairment charges, (7) other items (including acquisition-related expenses, certain business transformation costs, litigation expenses, and gains or losses on certain investments), and (8) depreciation and amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) non-operating (gains) losses, and (4) other items (including acquisition-related expenses, certain business transformation expenses, litigation expenses, and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended March 31, 2019
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(11,905)
Benefit for income taxes				(3,582)
Interest expense				6,965
Other non-operating items, net				2,148
Operating income (loss) (GAAP basis)	$41,278	$(8,223)	$(39,429)	$(6,374)
Depreciation and amortization	19,739	12,932	4,374	37,045
Restructuring costs	18,089	140	2,730	20,959
Asset impairment charges	530	(1)	—	529
Other items	1,747	2,783	6,637	11,167
Adjusted EBITDA (non-GAAP basis)	$81,383	$7,631	$(25,688)	$63,326

	Three months ended March 31, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(377)
Benefit for income taxes				(129)
Interest expense				4,478
Other non-operating items, net				(4,311)
Operating income (loss) (GAAP basis)	$39,165	$(2,926)	$(36,578)	$(339)
Depreciation and amortization	26,289	8,513	5,450	40,252
Restructuring costs	8,277	539	483	9,299
Asset impairment charges	3,756	—	—	3,756
Other items	271	83	1,746	2,100
Adjusted EBITDA (non-GAAP basis)	$77,758	$6,209	$(28,899)	$55,068

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended
	March 31, 2019	March 31, 2018

Restructuring costs (including accelerated depreciation)	$22,660	$14,460
Asset impairment charges	529	3,756
Loss (gain) from non-operating activities	(1,384)	134
Other items	10,519	1,638
Pretax impact	32,324	19,988
Income tax impact of above items	(8,198)	(4,926)
Impact of items affecting comparability on net income	$24,126	$15,062

Net loss (GAAP basis)	$(11,905)	$(377)
Impact of items affecting comparability on net income	24,126	15,062
Adjusted net income (non-GAAP basis)	$12,221	$14,685

Loss per share - diluted (GAAP basis)	$(0.10)	$(0.00)
Impact of items affecting comparability on net income	$0.20	$0.13
Adjusted earnings per share - diluted (non-GAAP basis)	$0.10	$0.13

Diluted weighted average number of common shares outstanding (GAAP basis)	114,448	112,756
Diluted weighted average number of common shares outstanding (non-GAAP basis)	118,058	115,851

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

Three months ended March 31, 2019

Net cash flow from operating activities (GAAP basis)	$37,539
Capital expenditures	(12,583)
Free cash flow (non-GAAP basis)	$24,956